EXHIBIT 10.22

Rayonier Advanced Materials Outside Directors Compensation Program 2015 Cash Deferral Option Agreement

This Agreement is made by and between Rayonier Advanced Materials Inc. (hereinafter the "Company") and the undersigned individual Non-Employee Director of the Company (hereinafter the "Director").

WHEREAS, the Director is and will be serving as a Director of the Company; and

WHEREAS, the Company desires to assist the Director in providing for the Director's retirement;

NOW THEREFORE, in consideration of the premises and the mutual promises herein, the parties hereto agree as follows:

1. Deferral Election. The undersigned Director hereby irrevocably elects to defer the Deferred Portion of cash Annual Retainer and/or Meeting Fees that the Director would have received as a Director of the Company for services rendered for calendar year 2015, and such deferred portion of cash Annual Retainer and/or Meeting Fees shall not be paid to the Director, where otherwise payable, but rather shall be set aside in an account (the "Account"), which shall remain the sole property of the Company. For purposes of this Agreement, the Account shall be credited with interest thereon at a rate equal to the Prime Rate as reported in The Wall Street Journal, adjusted and compounded annually as of each December 31 during the term of this Agreement.

The Deferred Portion shall be the following percentage or specific dollar amount for calendar year 2015 Annual Retainer and/or Meeting Fees otherwise payable in 2015:

Annual Retainer    Meeting Fees

________% or $ _______ (choose one)	and/or	________% or $ ______ (choose one)

2. Payment Terms. The amount in the Account shall be paid to the Director in a single lump sum on the date the Director attains age 74 or later upon the conclusion of the Director’s then current term as a Director or upon his earlier termination as a Director of the Company in full satisfaction of its obligations under this Agreement.

3. Beneficiary Designation. In the event the Director dies prior to payment of the Account, the amount in the Account shall be paid in a single lump sum to the beneficiary designated by the Director on the Beneficiary Designation (on the reverse side hereof). If no beneficiary is designated or no designated beneficiary survives the Director, the beneficiary will be the Director’s estate. The Director may change beneficiary(ies) at any time by written notice to the Company, attention Senior Vice President, General Counsel and Corporate Secretary.

4. Miscellaneous. This Agreement shall not impose any obligation on the Company to continue the Director as a Director, nor shall it impose an obligation on the Director to continue to serve as a Director. This Agreement shall be construed in all respects under the laws of the State of Florida.

IN WITNESS WHEREOF, the parties here have caused this Agreement to be duly executed effective as of December __, 2014, for calendar year 2015.

Rayonier Advanced Materials Inc.        Director

Michael R. Herman    Date        Date
Senior Vice President,
General Counsel and
Corporate Secretary

EXHIBIT 10.22

RAYONIER ADVANCED MATERIALS OUTSIDE DIRECTORS COMPENSATION PROGRAM
BENEFICIARY DESIGNATION

I hereby designate the following beneficiary(ies) to be paid my entire Account in the event of my death.

SECTION A.	PRIMARY BENEFICIARY(IES) Check box(es) and complete percentage. If you have checked Box 3, complete the additional information requested.
1. ____%	To my Spouse at time of death or, if none, the Alternate Beneficiary(ies) designated in Section B.
2. ____%
To my Children who survive me, in equal shares, or all to the one who survives me provided that, if any such child predeceases me leaving any descendants who survive me, such descendants shall receive, per stirpes, the share such deceased child would have received if surviving.

3. ____%	To my other Primary Beneficiary(ies) who survive me* in the indicated percentages:
	Name	Social Security No.	Percentage
	________________________________	____________________	____________ %
	________________________________	____________________	____________ %
	________________________________	____________________	____________ %
	________________________________	____________________	____________ %
	________________________________	____________________	____________ %
Total __100__ %
4. ____% TOTAL _100_%	To my Estate
SECTION B.	ALTERNATE BENEFICIARY(IES) Check one box. If no box is checked, the Alternate Beneficiary is your Estate. Any balance in my Account not distributed to the above shall be distributed as follows:
To my Children who survive me, in equal shares, as provided in No. 2 above
To the following Alternate Beneficiary(ies) who survive me* in the indicated percentages:
	Name	Social Security No.	Percentage
	________________________________	____________________	____________ %
	________________________________	____________________	____________ %
	________________________________	____________________	____________ %
	________________________________	____________________	____________ %
	________________________________	____________________	____________ %
Total __100__ %

*If a beneficiary does not survive me, the amount which would have been distributed to that beneficiary shall be distributed to the other named beneficiary(ies) who survive me, in the proportion that the percentage indicated as passing to each such surviving beneficiary bears to the percentage indicated as passing to all the surviving beneficiaries. Payment to a minor beneficiary shall be to the legally appointed guardian of his/her estate, unless otherwise permitted by law.

______________________________________________	_______________________________ Date